                          GREEN TREE FINANCIAL CORP.
                       NET INTEREST MARGIN TRUST 1994-B
                                 OCTOBER 1994
                           PAYMENT NOVEMBER 15, 1994
              7.85% SECURITIZED NET INTEREST MARGIN CERTIFICATES

                                    CUSIP#              393534AB8
                                    Trust Account #     33-31958-0
                                    Distribution Date:  November 15, 1994

SECURITIZED NET INTEREST MARGIN                              PER $1,000
- -------------------------------                               ORIGINAL
CERTIFICATES                                                 ----------
- ------------

1.   Amount Available                          2,723,437.70

Interest

2.   Aggregate Interest                          577,958.14  6.03850802

3.   Amount Applied to:
     (a) accrued but unpaid Interest

4.   Remaining:
     (a) accrued but unpaid Interest

5.   Monthly Interest                            557,958.14

Principal

6.   Current month's principal
     distribution                              2,165,479.56   23.435926

7.   Remaining outstanding principal
     balance                                  83,127,484.64  899.648102
     Pool Factor                                  .89964810

8.   Present value of the projected
     remaining aggregate cashflows of
     the Finance I Assets and the
     Residual Assets, as of the immediately
     preceding Distribution Date             121,390,282.00

9.   Aggregate principal balance of
     loans refinanced by Green Tree
     Financial Corp.                                   0.00

11.  Weighted average CPR                             3.71%

12.  Weighted average CDR                             0.33%

13.  Annualized net loss percentage                   0.05%

14.  Delinquency  30-59 day                           0.59%
                  60-89 day                           0.17%
                  90+ day                             0.14%
                  Total 30+                           0.90%

                          GREEN TREE FINANCIAL CORP.
                           NET INTEREST MARGIN TRUST
                                 OCTOBER 1994
                           PAYMENT NOVEMBER 15, 1994

                             Fee Assets
             -------------------------------------------

              Guarantee         Inside       Fee Asset
                Fees             Refi          Total
             ------------   -------------   ------------

GTFC 1994-1  1,025,266.84             .00   1,025,266.84
GTFC 1994-2
GTFC 1994-3
GTFC 1994-4
             ------------   -------------   ------------
             1,025,266.84             .00   1,025,266.84


Total amount of Guarantee Fees and Inside
  Refinance Payments                                        1,025,266.84

Payment on Finance 1 Note                                   1,025,266.84

Allocable to Interest (current)                               204,784.66

Allocable to accrued but unpaid Interest

Accrued and unpaid Trustee Fees

Allocable to Principal                                        820,482.18

Finance 1 Note Principal Balance                           30,484,179.76

                          GREEN TREE FINANCIAL CORP.
                           NET INTEREST MARGIN TRUST
                                 OCTOBER 1994
                           PAYMENT NOVEMBER 15, 1994


                              Inside
               Residual        Refi         Total
             ------------  ------------  ------------

GTFC 1994-1           .00           .00           .00
GTFC 1994-2    672,440.46           .00    672,440.46
GTFC 1994-3    355,450.42           .00    355,450.42
GTFC 1994-4    670,279.98            .0    670,279.98
             ------------  ------------  ------------

             1,698,170.86           .00  1,698,170.86

Total Residual and Insige
 Refinance Payments                      1,698,170.86